                                                                 Exhibit (b)(3)

Project Barista

Intercreditor Deed


Four Seasons Health Care Limited

Four Seasons Health Care Holdings Plc

The Companies named herein

The Institutions and Persons named herein

and

Barclays Bank PLC


relating to the acquisition of Omega Worldwide, Inc. and Principal Healthcare Finance Limited


1 August 2002



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                                    CONTENTS

CLAUSE                                                                   PAGE

1.     INTERPRETATION......................................................1
2.     RANKING OF DEBT.....................................................6
3.     COVENANT TO PAY BY OBLIGORS.........................................6
4.     HEDGING LIABILITIES.................................................6
5.     INVESTOR DEBT AND CRESTACARE DEBT...................................7
6.     INTRA-GROUP DEBT....................................................9
7.     PRIORITY OF SECURITY...............................................10
8.     ENFORCEMENT OF SECURITY............................................10
9.     SUBORDINATION ON INSOLVENCY........................................11
10.    APPLICATION OF RECOVERIES..........................................12
11.    PROTECTION OF SUBORDINATION........................................13
12.    STATUS OF OBLIGORS.................................................13
13.    REPRESENTATIONS AND WARRANTIES.....................................13
14.    INFORMATION AND CO-OPERATION.......................................14
15.    ATTORNEY...........................................................14
16.    HEDGING LENDERS....................................................15
17.    LOSS SHARING.......................................................15
18.    APPOINTMENT AND DUTIES OF SECURITY AGENT...........................17
19.    COSTS AND EXPENSES.................................................22
20.    NOTICES............................................................22
21.    CHANGES TO PARTIES.................................................23
22.    MISCELLANEOUS......................................................24
23.    GOVERNING LAW......................................................25

SCHEDULE 1................................................................26
Part 1 - Guarantors.......................................................26
Part 2 - Intra Group Creditors............................................27
Part 3 - Investors........................................................28
SCHEDULE 2................................................................29
Creditor Accession Deed...................................................29
SCHEDULE 3................................................................31
Obligor Accession Deed....................................................31

THIS DEED is made on 1 August 2002

BETWEEN:

(1) FOUR SEASONS HEALTH CARE LIMITED (a company incorporated in England and Wales with registered number 3782935) (the "PARENT");

(2) FOUR SEASONS HEALTH CARE HOLDINGS PLC (a company incorporated in England and Wales with registered number 3806216) ("FSHC HOLDCO");

(3)  BARCLAYS BANK PLC (the "ORIGINAL LENDER");

(4)  THE COMPANIES listed in part 1 of schedule 1 as Guarantors;

(5)  THE COMPANIES listed in part 2 of schedule 1 as Intra-Group Creditors;

(6)  THE INSTITUTIONS AND PERSONS listed in part 2 schedule 1 as Investors;

(7) BARCLAYS BANK PLC in its capacity as Facility Agent for the Lenders (the "FACILITY AGENT"); and

(8) BARCLAYS BANK PLC in its capacity as agent and trustee for the Finance Parties under the Security Documents (the "SECURITY AGENT").

THE PARTIES TO THIS AGREEMENT AGREE as follows:

1.    INTERPRETATION

1.1   DEFINITIONS

      In this deed:

      "AGENTS" means the Facility Agent and the Security Agent;

      "BENEFICIARY" means each Finance Party in its capacity as a beneficiary of guarantees and security held on its behalf by the Security Agent;

      "BORROWERS" means FSHC Holdco and each other Group Company which becomes a borrower under and in accordance with any Senior Finance Document;

      "CREDITORS" means each Finance Party and each Investor;

      "CREDITOR ACCESSION DEED" means a deed executed by a Creditor substantially in the form set out in schedule 2 under which a Creditor becomes a party to this deed;

      "CRESTACARE DEBT" means all money and liabilities now or in the future due, owing or incurred to any Crestacare Loan Note Holder in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses;

      "CRESTACARE LOAN NOTE HOLDERS" means each holder of Crestacare Loan Notes from time to time;

      "DEBT" means the Senior Debt, the Investor Debt and (except when used in clause 2 (Ranking of Debt) the Intra-Group Debt;



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      "DEFAULT" means a Senior Default;

      "DEFAULT RATE" means until (and including) the Senior Discharge Date, the rate at which default interest is payable under clause 8.4 (Default interest) of the Senior Credit Agreement;

      "DORMANT COMPANY" has the meaning given to it in the Senior Credit Agreement;

      "EARLY TERMINATION DATE" means an Early Termination Date (as defined in a Hedging Agreement) resulting from an Event of Default (as defined in the relevant Hedging Agreement);

      "ENFORCEMENT ACTION" means:

      (a)   in relation to any Debt, any action whatsoever to:

            (i) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any part of the Debt;

            (ii) recover all or any part of the Debt (including by exercising any right of set-off or combination of accounts);

            (iii) exercise or enforce any security right against sureties or any other rights under any other document or agreement in relation to (or given in support of) all or any part of the Debt (including under the Security Documents); or

            (iv) petition for (or take any other steps which may lead to) an Insolvency Event in relation to any Group Company; or

            (v)   commence legal proceedings against any Obligor; and

      (b)   in relation to the Hedging Liabilities:

            (i) any action to declare an Early Termination Date under any Hedging Agreement or demand payment of any amount which would become payable following an Early Termination Date; or

            (ii) the occurrence of an Early Termination Date as a result of Automatic Early Termination for which an Obligor is the Defaulting Party (and for this purpose "EARLY TERMINATION DATE", "AUTOMATIC EARLY TERMINATION" and "DEFAULTING PARTY" shall have the meanings given to them in the ISDA Master Agreement);

      "ENFORCEMENT DATE" means the date on which the Facility Agent or the Security Agent first takes Enforcement Action;

      "FINANCE PARTIES" has the meaning given to it in the Senior Credit Agreement;

      "GROUP", "MEMBER OF THE GROUP" and "GROUP COMPANY" have the meanings given to them in the Senior Credit Agreement;

      "GUARANTORS" means the Parent, FSHC Holdco, each of the companies listed in part 1 of Schedule 1 and each other Group Company which becomes a guarantor under any Senior Finance Document;

      "HEDGING LIABILITIES" means all liabilities due to any Hedging Lender under any Hedging Agreement entered into to comply with clause 20.5(d)(ii) (Hedging) of the Senior Credit Agreement;


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      "INSOLVENCY EVENT" means a court making a winding up order or an order for the dissolution or liquidation of the relevant Group Company or a liquidator or administrator or equivalent (but not a receiver, manager, or equivalent appointed by the holder of a Security Interest) is appointed to the relevant Group Company;

      "INTRA-GROUP CREDITORS" means the companies listed in part 2 of Schedule 1 and those other members of the Group which are creditors in relation to any Intra-Group Debt;

      "INTRA-GROUP DEBT" means any money or liabilities now or in the future due, owing or incurred to one Group Company by another Group Company in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses;

      "INVESTORS" means:

      (a)   the institutions listed in part 3 of Schedule 1; and

      (b)   each party that enters into a Creditor Accession Deed as a new
            Investor;

      "INVESTOR DOCUMENTS" means the Investment Agreements, the Investor Loan
      Note Instruments, the Investor Loan Notes, the Subordinated Guarantee, this deed and any other document or agreement (including constitutional documents) providing for the payment of any amount by any Group Company to an Investor;

      "INVESTOR DEBT" means all money and liabilities now or in the future due, owing or incurred to any Investor by any Group Company under any Investor Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related costs, charges and expenses;

      "ISDA MASTER AGREEMENT" means the 1992 Multicurrency - Cross Border Master Agreement published by the International Swaps and Derivatives Association;

      "MAJORITY SENIOR CREDITORS" means, at any time, Finance Parties whose Senior Credit Participations at that time aggregate more than 66 per cent. of the total Senior Credit Participations at that time;

      "NATWEST COLLATERAL ACCOUNT" means the monies standing to the credit of the cash collateral account in the name of Four Seasons Health Care Holdings Plc in which funds are held pursuant to the issue of certain guaranteed loan notes by Carat Secre Plc (now known as Four Seasons Health Care Holdings Plc) in connection with the acquisition of Crestacare Plc (a company incorporated in the Isle of Man now known as Four Seasons Group Limited);

      "OBLIGOR ACCESSION DEED" means a deed substantially in the form set out in schedule 3 under which a Group Company becomes a party to this deed;

      "OBLIGORS" means the Parent, FSHC Holdco, each Borrower, each Guarantor and each other Group Company which has any obligation to any Finance Party under any Senior Finance Document;

      "OUTSTANDINGS" means, in relation to a Lender at any time, the aggregate of that Lender's participation in all Drawings outstanding at that time (including interest on those Drawings and all Contingent Liabilities and amounts due and payable (but unpaid) by an Obligor under the Ancillary Facilities and under the Hedging Agreements);

      "RECOVERY" means any monies received or recovered by a Lender in any manner whatsoever in respect or on account of any Senior Debt after the Enforcement Date after deducting:


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      (a)   all reasonable costs and expenses (if any) incurred by that Lender in effecting such recovery; and

      (b) any sums required by law or court order to be paid to third parties on account of claims preferred by law over claims of the Lenders;

      "SECURITY DOCUMENTS" means the Security Documents as defined in the Senior Credit Agreement and all other documents creating or evidencing a Security Interest in favour of any Finance Party in relation to the obligations of any Obligor under any Senior Finance Document;

      "SENIOR CREDIT AGREEMENT" means the credit agreement dated on or about the date of this deed between (inter alia) (1) the Parent, (2) the Borrowers and the Guarantors, (3) the Original Lender, (4) the Facility Agent and
      (5) the Security Agent under which the Original Lender agreed to make available credit facilities of up to (pound)59,000,000 to the Borrowers (as defined therein);

      "SENIOR CREDIT PARTICIPATION" means, in relation to a Finance Party, the aggregate of:

      (a)   its Term Commitments (if any);

      (b)   its Revolving Commitment (if any); and

      (c) the Settlement Amounts, if any, which would be payable to it under any Hedging Agreement if the date on which the calculation is made was deemed to be an Early Termination Date for which the relevant Obligor is the Defaulting Party (and for this purpose "SETTLEMENT AMOUNT" and "DEFAULTING PARTY" shall have the meanings given to them in the relevant Hedging Agreement) such amount to be certified by the relevant Finance Party in reasonable detail (including the quotations obtained in connection therewith);

      "SENIOR DEBT" means all money and liabilities now or in the future due, owing or incurred to any Finance Party by any Obligor under any Senior Finance Document in any currency, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together with all accruing interest and all related losses and charges;

      "SENIOR DECLARED DEFAULT" means a Senior Default which has resulted in the Facility Agent exercising any of its rights under clause 21.2 (Cancellation and repayment) of the Senior Credit Agreement;

      "SENIOR DEFAULT" means a Default as defined in the Senior Credit
      Agreement;

      "SENIOR DISCHARGE DATE" means the date on which all Senior Debt has been fully discharged and all commitments of the Finance Parties to the Obligors have expired in accordance with the Senior Finance Documents;

      "SENIOR PAYMENT DEFAULT" means a failure by an Obligor to pay any sum (excluding fees, costs or expenses not exceeding (pound)20,000) under any Senior Finance Document on its due date;

      "SPECIFIED DEFAULT" means, in relation to a Hedging Agreement:

      (a) the failure by a Borrower to make a payment due under the relevant Hedging Agreement on its due date or within any applicable grace period provided that (i) the Facility Agent has received notice of such failure from the relevant Hedging Lender, (ii) a period of not less than 30 days has passed from the date of receipt of such notice by the Facility Agent (a "HEDGING STANDSTILL PERIOD") and (iii) at the end of the Hedging Standstill Period the failure is continuing and has not been waived by the relevant Hedging Lender;


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      (b)   the occurrence of any of the Events of Default specified in clauses
            21.1(a), (b)(i), (f), (g), (h), (i), (j), (k), (l), (m) or (n) of
            the Senior Credit Agreement; or

      (c) the occurrence of an Illegality or a Tax Event (each as defined in the ISDA Master Agreement);

      "SUBORDINATED GUARANTEE" means the subordinated guarantee in the agreed form to be provided by Holdco, Jersey Bidco and Jersey Target in favour of Alchemy Partners (Guernsey) Limited relating to the Investor Loan Notes;

      "THIRD PARTY INVESTOR" means each holder of Investor Loan Notes and/or shares in the Parent or Jersey Holdco from time to time that is not an Investor;

      "TRANSFEREE" has the meaning given to it in clause 21.2(a) (Assignments and transfers by Creditors); and

      "TRANSFEROR" has the meaning given to it in clause 21.2(a) (Assignments and transfers by Creditors).

1.2   CONSTRUCTION

      In this deed, unless a contrary intention appears:

      (a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

      (b) references to clauses and schedules are references to, respectively, clauses of and schedules to this deed and references to this deed include its schedules;

      (c) a reference to (or to any specified provision of) any agreement or document (including a Senior Finance Document) is to be construed as a reference to that agreement or document (or that provision) as it may be amended from time to time, but excluding for this purpose any amendment which is contrary to any provision of any Senior Finance Document;

      (d) a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

      (e)   a time of day is a reference to London time;

      (f) the index to and the headings in this deed are inserted for convenience only and are to be ignored in construing this deed; and

      (g) the terms of the documents under which the Senior Debt and the Investor Debt arises and of any side letters between an Obligor and the Creditors (or any of them) relating thereto are incorporated in this deed to the extent required for any purported disposition of the Charged Property contained in this deed to be a valid disposition under section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989;

      (h)   the parties intend that this document shall take effect as a deed;

      (i) words importing the plural shall include the singular and vice versa; and

      (j) words and expressions defined in the Senior Credit Agreement shall have the same meanings when used in this deed.


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1.3   MAJORITY CONSENTS

      Any consent required to be given under this deed by the Facility Agent will only be given upon the instructions of the Majority Senior Creditors unless otherwise specified.

2.    RANKING OF DEBT

      The Debt will rank for all purposes and at all times in the following order:

      (a)   first, the Senior Debt; and

      (b)   second, the Investor Debt.

3.    COVENANT TO PAY BY OBLIGORS

      Subject to the provisions of this deed, each Obligor covenants in favour of the Security Agent to pay the Senior Debt to the Security Agent when the same falls due for payment provided that payment of the Senior Debt direct to the Facility Agent (or direct to the relevant Hedging Lender in the case of a Hedging Liability) under the relevant Senior Finance Documents will be a good discharge of this covenant.

4.    HEDGING LIABILITIES

4.1   PROHIBITED PAYMENTS, GUARANTEES AND SECURITY

      Until after the Enforcement Date:

      (a) no Obligor will make any payment or distribution in respect of any Hedging Liabilities except for scheduled payments arising under the original terms of the relevant Hedging Agreement; and

      (b) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Hedging Lender will receive from any Group Company, any Security Interest over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Hedging Liabilities, other than under the Security Documents, in each case, without the prior consent of the Facility Agent.

4.2   RESTRICTIONS ON ENFORCEMENT ACTION

      Subject to clauses 4.3 (Permitted Enforcement Action) and 8 (Enforcement of security), no Hedging Lender may take Enforcement Action in relation to any Hedging Liabilities unless a Senior Declared Default has occurred.

4.3   PERMITTED ENFORCEMENT ACTION

      (a) If a Specified Default or a Senior Declared Default occurs, a Hedging Lender may exercise its rights to designate an Early Termination Date in accordance with the relevant Hedging Agreement or otherwise terminate the relevant Hedging Agreement, provided that no other Enforcement Action is taken.

      (b) If a Senior Declared Default has occurred, each Hedging Lender will promptly following request by the Facility Agent designate an Early Termination Date or otherwise terminate each Hedging Agreement to which it is a party.


                                      -6-
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      (c)   On or following the designation of an Early Termination Date under clause 4.3(a) or (b), any amount which falls due from a Hedging Lender to any Group Company shall be paid by that Hedging Lender to the Security Agent for application under clause 10 (Application of recoveries).

5.    INVESTOR DEBT AND CRESTACARE DEBT

5.1   PROHIBITED PAYMENTS, GUARANTEES AND SECURITY

      Subject to clause 5.8 (Australian Disposal Proceeds) and 5.9 (Other Permitted Payments) until after the Senior Discharge Date:

      (a) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no Investor, Third Party Investor or the Crestacare Loan Note Holder will receive, any payment or distribution of any kind whatsoever in respect or on account of the Investor Debt (other than fees and out of pocket expenses (and any VAT thereon) payable to the Investors and/or directors nominated by them in accordance with the Investment Agreements as it is in force at the date of this deed) or the Crestacare Debt; and

      (b) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Investor, Third Party Investor or the Crestacare Loan Note Holder will receive from any Group Company, any Security Interest over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Investor Debt or the Crestacare Debt, in each case, without the prior consent of the Facility Agent.

5.2   RESTRICTIONS ON ENFORCEMENT ACTION

      Until after the Senior Discharge Date, no Investor may take Enforcement Action in relation to any Investor Debt without the prior consent of the Facility Agent.

5.3   TURNOVER

      Subject to clauses 5.8 (Australian Disposal Proceeds) and 5.9 (Other Permitted Payments), if at any time on or before the Senior Discharge
      Date:

      (a) any Investor receives or recovers a payment or distribution of any kind whatsoever in respect or on account of any Investor Debt;

      (b) any Investor receives or recovers proceeds pursuant to any Enforcement Action;

      (c) any Group Company makes any payment or distribution of any kind whatsoever in respect or on account of the purchase or other acquisition of any Investor Debt; or

      (d) any Investor Debt is discharged by set-off, combination of accounts or otherwise,

      the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay all amounts and distributions received to the Security Agent for application under clause 10.1 (Application) after deducting the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving that payment or distribution and, pending that payment, will hold those amounts and distributions on trust for the Security Agent.


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5.4   NO REDUCTION OR DISCHARGE

      As between the Obligors and the Investors, the Investor Debt will be deemed not to have been reduced or discharged to the extent of any payment or distribution to the Security Agent under clause 5.4 (Turnover).

5.5   INDEMNITY

      The Obligors will fully indemnify each Investor upon demand for the amount of any payment or distribution to the Security Agent under clause 5.4 (Turnover).

5.6   NO SUBROGATION OF INVESTORS

      The Investors will not in any circumstances be subrogated to any right of the Lenders or any Security Interest or guarantee arising under the Senior Finance Documents.

5.7   AMENDMENTS TO INVESTOR DOCUMENTS

      No Obligor nor any Investor will, on or before the Senior Discharge Date, without the prior consent of the Facility Agent:

      (a) agree to or take any action which would make any principal, interest, distribution or other sum payable under any Investor Document or the Crestacare Loan Notes on a date earlier or more frequently than that provided in the relevant Investor Document or the Crestacare Loan Notes at the date of this deed;

      (b) agree to or take any action to amend any Investor Document which would result in any Obligor being subject to more onerous obligations (including financial covenants) as a whole than those existing at the date of this deed or which would conflict with any provision of this deed; or

      (c) charge, assign or otherwise transfer rights and/or obligations under any Investor Document, unless simultaneously with that charge, assignment or transfer the relevant transferee agrees to be bound by the provisions of this deed by entering into a Creditor Accession Deed.

5.8   AUSTRALIAN DISPOSAL PROCEEDS

      FSHC Investments may repay interest and/or principal on the Investor Loan Notes up to a limit equal to the amount advanced to the Group by Alchemy Partners (Guernsey) Limited under the Alchemy Undertaking from any of the Net Proceeds of the Australian Disposal provided that the Cash Bridge Facility has been repaid and cancelled in full and the Finance Parties have no further commitments to lend under the Cash Bridge Facility.

5.9   OTHER PERMITTED PAYMENTS

      The Obligors may make the following payments to the Investors, Third Party Investors and the Crestacare Loan Note Holders:

      (a) payment of fees to Alchemy Partners pursuant to clause 7.2 of the FSHC Investment Agreement;

      (b) payment of salaries to Graeme Willis and Hamilton Anstead pursuant to their employment contracts with the Parent and/or Four Seasons Health Care Investments Limited;

      (c) payments of interest other than to Hamilton Anstead under those FSHC Existing Investor Loan Notes which were issued pursuant to the loan note instrument constituting (pound)403,762.11 of fixed rate unsecured C loan notes 2005 of FSHC Investments dated 21 August 2000 (the "C NOTES") or under those FSHC Existing Investor Loan Notes which were issued pursuant to the loan note instrument constituting (pound)4,000,000 of discounted unsecured B loan notes 26 August 2005 of FSHC Investments dated 26 August 1999 (the "B NOTES") and which have been converted into C Notes; and

      (d) payments of principal other than to Hamilton Anstead under the B Notes and the C Notes on the final redemption dates for such FSHC Existing Investor Loan Notes provided that:

            (i)   no Default has occurred and is continuing; and

            (ii) the Parent confirms in writing to the Facility Agent immediately prior to such redemption that it can see no reason why the Group will not be able to comply with its obligations in clauses 12.6 (Excess Cashflow), 20.5(f) (Upstreaming of
                  Cash) and 20.14 (Financial Covenants) for the six month period commencing on the date of such redemption and provides to the Facility Agent financial covenant forecasts for such six month period in form and substance satisfactory to the Facility Agent (acting reasonably);

      (e) payment of interest and/or principal under the Crestacare Loan Notes to the Crestacare Loan Note Holders provided that any such payments are made out of the NatWest Collateral Account.

6.    INTRA-GROUP DEBT

6.1   PROHIBITED PAYMENTS, GUARANTEES AND SECURITY

      Subject to clause 6.2 (Permitted payments), until after the Senior Discharge Date:

      (a) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, make, and no Intra-Group Creditor will receive, any payment or distribution of any kind whatsoever in respect or on account of the Intra-Group Debt; and

      (b) no Obligor will, and each Obligor will procure that none of its Subsidiaries will, create or permit to subsist, and no Intra-Group Creditor will receive from any Group Company, any Security Interest over any asset of any Group Company or give or permit to subsist any guarantee in respect of any part of the Intra-Group Debt, in each case without the prior consent of the Facility Agent or unless such payment or distribution is made to enable an Obligor to discharge its payment obligations under the Senior Credit Agreement.

6.2   PERMITTED PAYMENTS

      Subject to clause 6.3 (Suspension of permitted payments), a Group Company may pay interest on, repay or prepay principal of or make any other payment due in respect of any Intra-Group Debt and an Intra-Group Creditor may receive any such sums if permitted to do so by the Senior Credit Agreement.

6.3   SUSPENSION OF PERMITTED PAYMENTS

      No payment which would otherwise be permitted under clause 6.2 (Permitted payments) may be made after the occurrence of a Senior Default which is continuing.


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6.4   RESTRICTION ON ENFORCEMENT ACTION

      Until after the Senior Discharge Date, no Intra-Group Creditor may take Enforcement Action in relation to any Intra-Group Debt without the prior consent of the Facility Agent. If, however, a Senior Declared Default (if on or before the Senior Discharge Date) has occurred, each Intra-Group Creditor will take any Enforcement Action in relation to the Intra-Group Debt which the Security Agent directs it to take.

6.5   TURNOVER

      If at any time on or before the Senior Discharge Date:

      (a) any Intra-Group Creditor receives or recovers a payment or distribution of any kind whatsoever in respect of or on account of any Intra-Group Debt which is not permitted by clause 6.2 (Permitted Payments);

      (b) any Intra-Group Creditor receives or recovers proceeds pursuant to any Enforcement Action;

      (c) any Group Company makes any payment or distribution of any kind whatsoever in respect or on account of the purchase or other acquisition of any Intra-Group Debt; or

      (d) any Intra-Group Debt is discharged by set-off, combination of accounts or otherwise,

      the recipient or beneficiary of that payment, distribution, set-off or combination will promptly pay all amounts received and distributions received to the Security Agent for application under clause 10.1 (Application) after deducting the costs, liabilities and expenses (if any) reasonably incurred in recovering or receiving that payment or distribution and, pending that payment, will hold those amounts and distributions on trust for the Security Agent.

7.    PRIORITY OF SECURITY

7.1   SENIOR DEBT

      The security conferred by the Security Documents on the Finance Parties will for all purposes and at all times secure only the Senior Debt.

7.2   HEDGING LIABILITIES

      The security constituted by the Security Documents shall secure the Hedging Liabilities and the remainder of the Senior Debt on a pari passu basis.

8.    ENFORCEMENT OF SECURITY

8.1   ENFORCEMENT ON OR BEFORE SENIOR DISCHARGE DATE

      Until after the Senior Discharge Date, the Security Agent shall act in relation to the Security Documents in accordance with the instructions of the Majority Senior Creditors.

8.2   EXEMPTION

      No Finance Parties shall be responsible to the Investors for any instructions given or not given to the Security Agent in relation to the Security Documents, provided in each case they act in good faith.

8.3   AUTHORITY OF SECURITY AGENT

      (a)   If in connection with any Enforcement Action:

            (i) the Security Agent sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Security Document; or

            (ii) a Group Company sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent,

            the Security Agent is hereby authorised by each Creditor and Intra-Group Creditor:

                  (A) to release in any manner whatsoever any Security Interest created by the Security Documents over the relevant asset; and

                  (B) (if the relevant asset comprises all of the shares in the capital of a Group Company) to release in any manner whatsoever that Group Company from all past, present and future liabilities (both actual and contingent) and/or the obligations in its capacity as a guarantor or borrower of the whole or any part of the Debt and to release any Security Interest granted by that Group Company over any asset under any Security Document.

      (b) Each Creditor and Intra-Group Creditor hereby undertakes in favour of the Security Agent to execute any releases or other documents and take any action which the Security Agent may reasonably require in order to give effect to the provisions of clause 8.3(a).

      (c) The release of any Group Company as contemplated in clause 8.3(a) will not affect or otherwise reduce the obligations and/or liabilities of any other Group Company to the Creditors or Intra-Group Creditors.

9.    SUBORDINATION ON INSOLVENCY

9.1   SUBORDINATION

      Upon the occurrence of an Insolvency Event in relation to an Obligor, the claims against that Obligor in respect of Investor Debt and Intra-Group Debt will be subordinate in right of payment to the claims against that Obligor in respect of Senior Debt.

9.2   EXERCISE OF RIGHTS

      (a) Upon the occurrence of an Insolvency Event in relation to an Obligor, the Security Agent is irrevocably authorised by the Investors and the Intra-Group Creditors on their behalf to:

            (i)   demand, claim, enforce and prove for;

            (ii) file claims and proofs, give receipts and take all proceedings and do all things which the Security Agent considers reasonably necessary to recover; and

            (iii) receive distributions of any kind whatsoever in respect or on account of,

            the Investor Debt and/or the Intra-Group Debt due from that Obligor.

      (b) If, for any reason whatsoever, the Security Agent is not entitled to take any such action for the recovery of any such Debt, the Investors and the Intra-Group Creditors (as the case may be) undertake to take any action and give any notices which the Security Agent reasonably requires from time to time.

9.3   VOTING

      (a) Upon the occurrence of an Insolvency Event in relation to an Obligor, the Security Agent may and is irrevocably authorised by the Investors and the Intra-Group Creditors on their behalf to exercise all powers of convening meetings, voting and representation in respect of:

            (i) the Investor Debt (except for meetings of the Investors under the Investor Documents); and

            (ii)  the Intra-Group Debt,

            and each Investor and each Intra-Group Creditor will provide all forms of proxy and of representation requested by the Security Agent for that purpose.

      (b) If, for any reason whatsoever, the Security Agent is not entitled to take any such action or exercise any such powers, the Investors and the Intra-Group Creditors (as the case may be) undertake to take any action and exercise any powers which the Security Agent reasonably requires from time to time.

      (c) Nothing in this clause 9.3 will entitle the Security Agent to exercise or require the Investors (as the case may be) to exercise these powers in order to waive or amend any of the provisions of the Investor Documents or waive, reduce, discharge, or extend the due date for payment of or reschedule any of the Investor Debt.

9.4   DISTRIBUTIONS

      Upon the occurrence of an Insolvency Event in relation to an Obligor, the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of that Obligor or their proceeds shall be directed by the Investors and the Intra-Group Creditors (as the case may be) to pay distributions of any kind in relation to the Investor Debt and the Intra-Group Debt respectively direct to the Security Agent until the Senior Debt is paid in full.

10.   APPLICATION OF RECOVERIES

10.1  APPLICATION

      All proceeds of enforcement of the security conferred by the Security Documents, all recoveries by the Security Agent under guarantees of the Debt and all amounts paid to the Security Agent under this deed (whether under the turnover provisions or otherwise) shall be applied in the following order:

      (a) first, in payment of unpaid fees, costs and expenses (including interest on them recoverable under the Security Documents) incurred by or on behalf of the Security Agent (and any receiver, adviser or agent appointed by it) and the remuneration of the Security Agent and its advisers and agents under the Security Documents;

      (b) second, in payment of unpaid costs and expenses incurred by or on behalf of the Finance Parties in connection with enforcement of the Security Documents;

      (c) third, in payment to the Facility Agent for application towards unpaid and outstanding Senior Debt (including amounts due to the Facility Agent);

      (d) fourth, in payment of the surplus (if any) to the relevant Obligors or other person entitled to it, and pending that application shall be held on trust by the Security Agent for the beneficiaries entitled to it.

10.2  APPROPRIATIONS

      Each Finance Party (until after the Senior Discharge Date) may (subject in each case to the provisions of this deed and the other Senior Finance Documents):

      (a) apply any moneys received under this deed to any item of account or liability in respect of the Senior Debt in any order or manner which it may determine; and

      (b) hold any moneys received under this deed in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until those moneys are sufficient in aggregate in order to bring about the Senior Discharge Date.

11.   PROTECTION OF SUBORDINATION

11.1  CONTINUING SUBORDINATION

      The subordination provisions in this deed constitute a continuing subordination and benefit to the ultimate balance of the Senior Debt regardless of any intermediate payment or discharge of the Senior Debt in whole or in part.

11.2  WAIVER OF DEFENCE

      The subordination and priority provisions in this deed will not be affected by any act, omission or circumstance which (but for this provision) may operate to release or otherwise exonerate the Investors, the Intra-Group Creditors and/or the Obligors from their obligations under this deed or otherwise affect those subordination and priority provisions, including:

      (a) any time or indulgence granted to or composition with any Obligor or any other person;

      (b) the taking, amendment, compromise, renewal or release of or refusal to enforce any rights, remedies or securities against or granted by any Obligor or other Group Company or any other person;

      (c) any legal limitation, disability, incapacity or other circumstance relating to any Obligor or any other person or any amendment to the terms of this deed or any other document or security (including the Senior Finance Documents and the Investor Documents); or

      (d) any fluctuation in or partial repayment or prepayment of the Senior Debt.

12.   STATUS OF OBLIGORS

      Each Obligor, Intra-Group Creditor and Investor is party to this deed in order to acknowledge the priorities, rights and obligations set out in this deed and undertakes not to take or agree to take any action which may in any way prejudice or affect the enforcement of the provisions of this deed or do anything which would be inconsistent with any provision of this deed.

13.   REPRESENTATIONS AND WARRANTIES

      Each party to this deed represents and warrants to and for the benefit of each of the other parties to this deed that it:

      (a) is duly established and (if a company) duly incorporated and validly existing with limited liability under the laws of the place of its incorporation and has the power to own its assets and carry on its business;

      (b) has the power and capacity to enter into and comply with its obligations under this deed; and

      (c)   has taken all necessary action:

            (i) to authorise the entry into and compliance with its obligations under this deed;

            (ii) to ensure that its obligations under this deed are valid, legally binding and enforceable in accordance with their terms; and

            (iii) to make this deed admissible in evidence in the courts of
                  England and in the jurisdiction in which it is incorporated.

14.   INFORMATION AND CO-OPERATION

14.1  OTHER INFORMATION

      The Parent (on behalf of itself and each other Group Company) authorises each Creditor to disclose to each other Creditor all information relating to it or the Group as a whole coming into the possession of that Creditor in connection with any Senior Finance Document or Investor Document (including the respective amounts of Debt outstanding from time to time).

14.2  CONSULTATION

      The Agents shall, so far as practicable in the circumstances, consult with each other:

      (a) before taking any formal steps to exercise any remedy against any Group Company or take other Enforcement Action; and

      (b) generally with regard to significant matters affecting the rights of the parties as regulated by this deed, but nothing in this clause
            14.2 or elsewhere in this deed will invalidate or otherwise affect any action or step taken without any such consultation.

14.3  RANKING OVERSEAS

      Each party to this deed undertakes to use all reasonable endeavours to ensure that the provisions of this deed as to the relative ranking of priorities and subordination as between the Creditors and the Intra-Group Creditors shall be given effect to in all relevant jurisdictions.

14.4  NOTIFICATION OF BREACH

      Each party to this deed will notify each Agent and the Investors of any breach of the provisions of this deed promptly upon that party becoming aware of that breach.

15.   ATTORNEY

      Each Investor and each Intra-Group Creditor irrevocably and by way of security appoints the Facility Agent as its attorney (with full power of substitution and delegation) in its name and on its behalf to do anything which it has authorised the Security Agent to do under this deed and/or is required and legally able to do under this deed but has failed to do.

16.   HEDGING LENDERS

16.1  IDENTITY OF HEDGING LENDERS

      (a)   Each Hedging Lender shall be a Lender or an Affiliate of a Lender;

      (b) The Parent shall procure that no Group Company shall enter into any Hedging Agreement until the proposed Hedging Lender has entered into a Creditor Accession Deed (except where that Hedging Lender is already a party to this deed).

16.2  HEDGING AGREEMENT

      Each Hedging Lender will promptly provide to the Security Agent copies of the relevant Hedging Agreement to which it is a party. The Hedging Agreement entered into by the Hedging Lenders shall:

      (a)   be based on the ISDA Master Agreement;

      (b) include an election that the "Second Method" (as contemplated in the ISDA Master Agreement) will apply; and

      (c) provide that the relevant Hedging Lender will, if so requested by the Facility Agent under clause 4.3(b) (Permitted Enforcement Action) following the occurrence of a Senior Declared Default, designate an Early Termination Date or otherwise be entitled to terminate any hedging transaction entered into under the relevant Hedging Agreement.

16.3  AMENDMENTS

      No Hedging Lender shall amend or vary the Hedging Agreement to which it is party:

      (a) so that Hedging Agreement ceases to comply with the requirements of this clause 16; or

      (b) in a manner which is prejudicial to the interests of the Finance Parties under the Senior Finance Documents,

      in each case without the consent of the Security Agent acting on the instructions of the Majority Senior Creditors (for this purpose excluding that Hedging Lender in its capacity as such).

17.   LOSS SHARING

17.1  NORMAL RECOVERIES

      The Security Agent will apply all sums to be applied by it against the Senior Debt in accordance with clause 10 (Application of Recoveries).

17.2  EXCEPTIONAL RECOVERIES

      (a) If a Lender (a "RECOVERING LENDER") makes a Recovery in respect of any amounts owed by any Obligor otherwise than under clause 17.1 (Normal Recoveries) above:

            (i) that Recovering Lender shall within three Business Days of receipt notify the Facility Agent and the Security Agent in writing of the amount of such Recovery, the Obligor from which the Recovery was made (the "RELEVANT OBLIGOR") and when the Recovery was received;

            (ii) the Security Agent shall then calculate what adjusting payments (if any) are required to be made by the Recovering Lender to the other Lenders in order to ensure that the Recovery is shared amongst all Lenders with Outstandings at the Enforcement Date pro rata to their respective Outstandings; and

            (iii) the Security Agent shall promptly notify the Recovering Lender and the other Lenders in writing of the amount of such adjusting payments (if any) and how they were calculated.

      (b) Within two Business Days of receipt by the Recovering Lender of the notice referred to in clause 17.2(a)(iii) (Exceptional Recoveries), the Recovering Lender shall pay to the Security Agent the amounts specified in such notice and following receipt the Security Agent shall promptly redistribute such amounts to the Lenders for the purposes specified in clause 17.2(a)(iii) (Exceptional Recoveries) save that the Recovering Lender shall be treated as having already received its share of the relevant redistribution.

17.3  LOSS SHARING

      If following:

      (a)   the procedures set out in clauses 17.1 (Normal Recoveries) and/or
            17.2 (Exceptional Recoveries); or

      (b) receipt by the Security Agent and the Facility Agent of a request in writing from a Lender after the Enforcement Date,

      it transpires that any portion of the Senior Debt will not be repaid and/or discharged (a "LOSS") and that the amount of such Loss is not shared between the Lenders in the proportion that the Senior Commitments of each Lender bears to the Total Commitments as at the Enforcement Date (taking no account for these purposes of any cancellation or reduction in Commitments under the Senior Credit Agreement due to such Enforcement Action), the Lenders shall make such payments amongst themselves (as notified to them by the Security Agent) as are necessary to procure that the Loss is shared between them in such proportion.

17.4  OBLIGORS

      If a Recovering Lender makes a payment to the Security Agent under clause 17.2(b) (Exceptional Recoveries) or any Lender makes a payment under clause 17.3 (Loss Sharing) then to the extent permitted by law:

      (a) the liability of the Relevant Obligor to the relevant Lender shall be increased (or treated as not having been reduced) by an amount equal to the payment so made; and

      (b) the Obligors will indemnify the relevant Lender for all loss it may suffer as a result of making such payment.

      Any indemnity payment received by a Lender under clause 17.4(b) will itself be subject to the provisions of clauses 17.1 (Normal Recoveries) to
      17.3 (Loss Sharing) above.

17.5  CURRENCY CALCULATIONS

      For the purposes of this clause 17, if any amount needs to be converted into another currency it shall be converted by the Facility Agent at its then prevailing spot rate of exchange.

17.6  EXCEPTIONS TO SHARING OF RECOVERIES

      Notwithstanding the foregoing provisions of this clause 17, no Recovering Lender will be obliged to share any Recovery which it receives as a result of legal proceedings taken by it to recover any amounts owing to it under the Senior Finance Documents with any other party which has a legal right to, but does not, either join in those proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to that other party through the Facility Agent).

17.7  NO SECURITY

      The provisions of this clause 17 shall not, and shall not be construed so as to, constitute a charge by any Lender over all or any part of any amount received or recovered by it under any of the circumstances mentioned in this clause 17.

17.8  SENIOR CREDIT AGREEMENT

      The provisions of this agreement will apply in place of clause 23 (Pro Rata Payments) of the Senior Credit Agreement as from the Enforcement Date.

18.   APPOINTMENT AND DUTIES OF SECURITY AGENT

18.1  APPOINTMENT

      (a)   Each Finance Party:

            (i) appoints Barclays Bank PLC as Security Agent to act as its security agent for the purposes of the Security Documents and this deed; and

            (ii) irrevocably authorises the Security Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Security Documents and this deed, together with all rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the Security Documents.

      (b) The Security Agent will act solely as agent for the Finance Parties in carrying out its functions as agent under the Security Documents and this deed and will exercise the same care as it would in dealing with a credit for its own account.

      (c) The relationship between the Finance Parties and the Security Agent is that of principal and agent only. The Security Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any party to this deed other than those for which specific provision is made by the Security Documents and this deed.

18.2  SECURITY AGENT'S DUTIES

      The Security Agent shall:

      (a) send to each Beneficiary details of each communication delivered to it by an Obligor for that Beneficiary under this deed or any Security Document as soon as reasonably practicable after receipt;

      (b) subject to those provisions of this deed which require the consent of all Beneficiaries or all of a particular category of the Beneficiaries, act in accordance with any instructions given as provided in clause 8 (Enforcement of security) or, if so instructed under clause 8 (Enforcement of security), refrain from exercising a right, power or discretion vested in it under this deed or any Security Document; and

      (c) have only those duties, obligations and responsibilities expressly specified in this deed or the Security Documents.

18.3  SECURITY AGENT'S RIGHTS

      The Security Agent may:

      (a) perform any of its duties, obligations and responsibilities under this deed or the Security Documents by or through its personnel, delegates or agents (on the basis that the Security Agent may extend the benefit of any indemnity received by it under this deed to its personnel, delegates or agents);

      (b) except as expressly provided to the contrary in this deed or any Security Document, refrain from exercising any right, power or discretion vested in it under this deed or the Security Documents until it has received instructions in accordance with this deed;

      (c) refrain from doing anything which would or might in its opinion be contrary to any law, regulation or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation or judgment;

      (d) assume that no Default has occurred, unless an officer of the Security Agent while active on the account of the Obligors acquires actual knowledge to the contrary;

      (e) refrain from taking any step (or further step) to protect or enforce the rights of any Beneficiary under this deed or any Security Document until it has been indemnified and/or secured to its satisfaction against all losses (including legal fees) which it would or might sustain or incur as a result;

      (f) rely on any communication or document believed by it to be genuine and correct and assume it to have been communicated or signed by the person by whom it purports to be communicated or by whom it purports to be signed;

      (g) rely as to any matter of fact which might reasonably be expected to be within the knowledge of any Group Company on a statement by or on behalf of that Group Company;

      (h) obtain and pay for any legal or other expert advice or services which may seem necessary to it or desirable and rely on any such advice;

      (i) accept without enquiry any title which an Obligor may have to any asset intended to be the subject of the security created by the Security Documents; and

      (j) hold or deposit any title deeds, Senior Security Documents or any other documents in connection with any of the assets charged by the Senior Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all sums required to be paid on account or in respect of any such deposit.

18.4  EXONERATION OF THE SECURITY AGENT

      Neither the Security Agent nor any of its personnel or agents shall be:

      (a) responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in this deed or the Security Documents or any notice or other document delivered under this deed or the Security Documents;

      (b) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of this deed or any Security Document;

      (c) obliged to enquire as to the occurrence or continuation of any Default or as to the accuracy or completeness of any representation or warranty made by any person;

      (d) responsible for any failure of any Obligor or any of the Beneficiaries duly and punctually to observe and perform their respective obligations under this deed or any Security Document;

      (e) responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with this deed or any Security Document;

      (f) liable for acting (or refraining from acting) in what it believes in good faith to be in the best interests of the Beneficiaries in circumstances where it has been unable, or it is not practicable, to obtain instructions in accordance with this deed; or

      (g) liable for anything done or not done by it under or in connection with this deed or any Security Document, save in the case of its own negligence or wilful misconduct.

18.5  THE SECURITY AGENT INDIVIDUALLY

      (a) For so long as it is a Finance Party, the Security Agent shall have the same rights and powers under the Senior Finance Documents as any other Finance Party and may exercise those rights and powers as if it were not also acting as Security Agent.

      (b)   The Security Agent may:

            (i) retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

            (ii) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this deed or any subsidiary of any party (and, in each case, may do so without liability to account).

18.6  COMMUNICATIONS AND INFORMATION

      (a) All communications to an Obligor in connection with the Security Documents are to be made by or through the Security Agent. Each Beneficiary will notify the Security Agent of, and provide the Security Agent with a copy of, any communication between that Beneficiary, an Obligor or any other Finance Party on any matter concerning this deed or the Security Documents.

      (b) The Security Agent will not be obliged to transmit to the Beneficiaries any information relating to any party to this deed or any Security Document which the Security Agent may have acquired otherwise than in its capacity as Security Agent. Notwithstanding anything to the contrary expressed or implied in this deed or any Security Document, the Security Agent shall not, as between itself and the Beneficiaries, be bound to disclose to any Beneficiary or other person any information, disclosure of which might in the opinion of the Security Agent result in a breach of any law or regulation or be otherwise actionable at the suit of any person.

      (c) In acting as Security Agent for the Beneficiaries, the Security Agent's banking division shall be treated as a separate entity from any other of its divisions (or similar unit of the Security Agent in any subsequent re-organisation) or subsidiaries (the "OTHER DIVISIONS") and, if the Security Agent acts for any Group Company in a corporate finance or other advisory capacity ("ADVISORY CAPACITY"), any information given any Group Company to one of the Other Divisions is to be treated as confidential and will not be available to the Beneficiaries without the consent of the Parent, except that:

            (i) the consent of the Parent shall not be required in relation to any information which the Security Agent in its discretion determines relates to a Default or in respect of which the Beneficiaries have given a confidentiality undertaking in a form satisfactory to the Security Agent and the relevant Group Company (acting reasonably); and

            (ii) if representatives or employees of the Security Agent receive information in relation to a Default whilst acting in an Advisory Capacity, they will not be obliged to disclose that information to representatives or employees of the Security Agent in their capacity as Security Agent or to any of the Beneficiaries, if to do so would breach any rule or regulation or fiduciary duty imposed upon those persons.

18.7  NON-RELIANCE ON SECURITY AGENT

      Each Beneficiary confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of each Group Company and has not relied, and will not at any time rely, on the Security Agent:

      (a) to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of any Group Company, whether coming into its possession before or after the making of any Advance, except as specifically provided otherwise in this deed; or

      (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by any Group Company under or in connection with this deed or any Security Document (whether or not such information has been or is at any time circulated to it by the Security Agent); or

      (c) to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of any Group Company.

18.8  SECURITY AGENT'S INDEMNITY

      (a) Each Finance Party shall on demand indemnify the Security Agent (in the proportion which that Finance Party's Senior Credit Participation bears to the total Senior Credit Participations) against any loss incurred by the Security Agent in complying with any instructions from the Finance Parties or the Majority Senior Creditors (as the case may be) or otherwise incurred in connection with this deed or the Security Documents or its duties, obligations and responsibilities under this deed or the Security Documents, except to the extent that they are incurred as a result of the gross negligence or wilful misconduct of the Security Agent or any of its personnel.

      (b) Clause 18.8(a) is without prejudice to the obligations of the Obligors to indemnify the Security Agent, and each Obligor will reimburse each Beneficiary on demand for any payment made by that Beneficiary under clause 18.8(a).

18.9  TERMINATION AND RESIGNATION OF SECURITY AGENT

      (a) The Security Agent may resign its appointment at any time by giving notice to the Beneficiaries and the Parent.

      (b)   A successor Security Agent shall be selected:

            (i) by the retiring Security Agent nominating one of its Affiliates following consultation with the Parent as successor Security Agent in its notice of resignation;

            (ii) if the retiring Security Agent makes no such nomination, by the Beneficiaries nominating a Beneficiary acting through an office in the United Kingdom as successor Security Agent (following consultation with the Parent); or

            (iii) if the Beneficiaries have failed to nominate a successor
                  Security Agent within 30 days of the date of the retiring Security Agent's notice of resignation, by the retiring Security Agent and the Parent by mutual agreement nominating a financial institution of good standing acting through an office in the United Kingdom to be the successor Security Agent.

      (c) The Majority Senior Creditors may at any time with the consent of the Parent (such consent not to be unreasonably withheld or delayed) by 30 days prior notice to the Security Agent and the Parent terminate the appointment of the Security Agent and appoint a successor Security Agent.

      (d) The resignation of the retiring Security Agent and the appointment of the successor Security Agent will become effective only upon the successor Security Agent accepting its appointment as Security Agent, and upon the execution of all deeds and documents necessary to substitute the successor as holder of the security comprised in the Security Documents, at which time:

            (i) the successor Security Agent will become bound by all the obligations of the Security Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Security Agent under this deed;

            (ii) the agency of the retiring Security Agent will terminate (but without prejudice to any liabilities which the retiring Security Agent may have incurred prior to the termination of its agency);

            (iii) the retiring Security Agent will be discharged from any further liability or obligation under or in connection with this deed or the Security Documents.

      (e) The retiring Security Agent will co-operate with the successor Security Agent in order to ensure that its functions are transferred to the successor Security Agent without disruption to the service provided to the Beneficiaries and the Parent and will promptly make available to the successor Security Agent the documents and records which have been maintained in connection with this deed and the Security Documents in order that the successor Security Agent is able to discharge its functions.

      (f) The provisions of this deed will continue in effect for the benefit of any retiring Security Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

18.10 ROLE OF THE SECURITY AGENT

      The Security Agent shall hold the benefit of the Security Documents on trust for itself and the Beneficiaries and will apply all payments and other benefits received by it under the Security Documents in accordance with this deed.

18.11 PAYMENTS TO FINANCE PARTIES

      The Security Agent may retain for its own use and benefit, and will not be liable to account to any person for all or any part of, any sums received by way of agency or arrangement fee or by way of reimbursement of expenses incurred by it.

18.12 CHANGE OF OFFICE OF SECURITY AGENT

      The Security Agent may at any time in its sole discretion by notice to each Beneficiary and the Parent designate a different office in the United Kingdom from which its duties as Security Agent will be performed from the date of notification.

18.13 RELEASE OF GUARANTEES AND SECURITY

      The Finance Parties irrevocably authorise the Security Agent to release Guarantors and Security Documents in accordance with the provisions of clauses 18.5 (Release of Guarantors) and 18.6 (Release of Security) of the Senior Credit Agreement.

19.   COSTS AND EXPENSES

19.1  INDEMNITY

      The Obligors will indemnify each of the Creditors on demand from and against any loss which any such party may incur in connection with the negotiation, preparation, execution, amendment, release and/or enforcement or attempted enforcement of, or preservation of any such parties rights' under this deed, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of this deed or in consequence of any payment being made under this deed (whether made by an Obligor or a third person) being impeached or declared void for any reason whatsoever.

19.2  INTEREST

      Amounts payable under clause 19.1 (Indemnity) which are not paid on demand shall carry default interest at the Default Rate both before and after judgment, from the date of demand and shall form part of the relevant Debt. All such default interest shall be compounded with monthly rests.

20.   NOTICES

20.1  MODE OF SERVICE

      (a) Except as specifically provided otherwise in this deed, any notice, demand, consent, agreement or other communication (a "NOTICE") to be served under or in connection with this deed will be in writing and will be made by letter or by facsimile transmission to the party to be served.

      (b) The address and facsimile number of each party to this deed for the purposes of clause 20.1(a) are:

            (i) the address and facsimile number shown immediately after its name on the signature pages of this deed (in the case of any person who is a party as at the date of this deed);

            (ii) the address and facsimile number notified by that party for this purpose to the Security Agent on or before the date it becomes a party to this deed (in the case of any person who becomes a party after the date of this deed); or

            (iii) any other address and facsimile number notified by that party for this purpose to the Security Agent by not less than five Business Days' notice.

      (c) Any Notice to be served by any Obligor on a Finance Party will be effective only if it is expressly marked for the attention of the department or officer (if any) specified in conjunction with the relevant address and facsimile number referred to in clause 20.1(b).

20.2  DEEMED SERVICE

      (a) Subject to clause 20.2(b), a Notice will be deemed to be given as follows:

            (i)   if by letter, when delivered personally or on actual receipt;
                  and

            (ii)  if by facsimile, when delivered.

      (b) A Notice given under clause 20.2(a) but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

21.   CHANGES TO PARTIES

21.1  ASSIGNMENT AND TRANSFERS BY THE OBLIGORS

      No Obligor may assign or transfer all or any part of its rights, benefits or obligations under this deed.

21.2  ASSIGNMENTS AND TRANSFERS BY CREDITORS

      (a) A Creditor (in this capacity the "TRANSFEROR") may at any time assign any of its rights under this deed or transfer any of its rights and obligations under this deed to any person (a "TRANSFEREE") to whom a Transferor is permitted to assign or transfer rights, benefits and obligations under the Senior Finance Documents or the Investor Documents (as the case may be).

      (b) An assignment or transfer will only be effective if the Transferee executes a Creditor Accession Deed duly completed and signed on behalf of the Transferee under which the Transferee agrees to be bound by all of the terms of this deed as if it had originally been party to this deed as a Finance Party or an Investor (as the case may be).

      (c) Each of the parties to this deed (other than the Transferee) irrevocably authorises the Security Agent to execute on its behalf any Creditor Accession Deed which has been duly completed and executed on behalf of the Transferee.

      (d) The Security Agent will promptly notify the other parties to this deed of the receipt and execution by it on their behalf of any Creditor Accession Deed.

21.3  ACCESSION OF NEW OBLIGORS

      (a) The Parent will procure that any Group Company or other person (a "NEW OBLIGOR") which grants any Security Interest or guarantee in respect of, or otherwise becomes liable for, any Senior Debt after the date of this deed will (unless it has already acceded to this deed as an Obligor by executing an accession document in the form set out in Schedule 7 to the Senior Credit Agreement) promptly complete, sign and deliver to the Security Agent an Obligor Accession Deed under which the New Obligor agrees to be bound by all of the terms of this deed as if it had originally been party to this deed as an Obligor.

      (b) The Security Agent will promptly notify the other parties to this deed of the receipt by it of any Obligor Accession Deed.

21.4  ACCESSION OF NEW INTRA-GROUP CREDITORS

      The Parent will procure that any Group Company (other than Dormant Companies which remain Dormant Companies at all times) which is an Intra-Group Creditor of another Group Company in respect of an intra-group loan will become an Intra-Group Creditor for the purpose of this deed by executing an Obligor Accession Deed in such capacity.

21.5  BENEFIT OF DEED

      This deed will be binding upon, and enure for the benefit of, each party to it and its or any subsequent successors or assigns.

22.   MISCELLANEOUS

22.1  CERTIFICATES CONCLUSIVE

      Save as expressly provided otherwise in any Senior Finance Document, a certificate, determination, notification or opinion of the Security Agent any Finance Party stipulated for in this deed or any Senior Finance Document as to any rate of interest or any other amount payable under any Senior Finance Document will be conclusive and binding on each Obligor, except in the case of manifest error.

22.2  NO IMPLIED WAIVERS

      (a) No failure or delay by any Finance Party in exercising any right, power or privilege under this deed will operate as a waiver of that right, power or privilege, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of that right, power or privilege, or the exercise of any other right, power or privilege.

      (b) The rights and remedies provided in this deed are cumulative and not exclusive of any rights and remedies provided by law and all those rights and remedies will, except where expressly provided otherwise in this deed, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection with those rights and remedies in its own name.

      (c) A waiver given or consent granted by any Finance Party under this deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

22.3  INVALIDITY OF ANY PROVISION

      If any provision of this deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

22.4  COUNTERPARTS

      This deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

22.5  PERPETUITY PERIOD

      The perpetuity period applicable to the trusts created by this deed is 80 years.

22.6  FAILURE TO EXECUTE

      Failure by one or more parties ("NON-SIGNATORIES") to execute this deed on the date of this deed will not invalidate the provisions of this deed as between the other parties who do execute this deed. Any Non-Signatories may execute this deed (or a counterpart of this deed) on a subsequent date and will thereupon become bound by its provisions.

22.7  THIRD PARTY RIGHTS

      The Contracts (Rights of Third Parties) Act 1999 shall not apply to this deed and no person other than the parties to this deed shall have any rights under it, nor shall it be enforceable under that Act by any person other than the parties to it.

23.   GOVERNING LAW

      This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this deed has been duly executed on the date first above written.

                                   SCHEDULE 1
                               PART 1 - GUARANTORS


                                                         PLACE OF INCORPORATION/
NAME                              REGISTERED NUMBER              ADDRESS

Four Seasons Health                   3782935                  England
Care Limited

Four Seasons Health Care              3782943                  England
Investments Limited

Four Seasons Health Care              3806216                  England
Holdings Plc

Principal Healthcare Finance           39653                   Guernsey
Holdings (Guernsey) Limited

Principal Healthcare Finance           39730                   Guernsey
Investments (Guernsey) Limited

Four Seasons Health Care              4470724                  England
(Capital) Limited

Delta I Acquisition, LLC                N/A                    Delaware

Delta I Acquisition, Inc.               N/A                    Delaware

Four Seasons Group Limited             1637                    Isle of Man

                         PART 2 - INTRA GROUP CREDITORS


                                                         PLACE OF INCORPORATION/
NAME                              REGISTERED NUMBER              ADDRESS

Four Seasons Health Care Limited      3782935                  England

Four Seasons Health Care              3782943                  England
Investments Limited

Four Seasons Health Care              3806216                  England
Holdings Plc

Principal Healthcare Finance           39653                   Guernsey
Holdings (Guernsey) Limited

Principal Healthcare Finance           39730                   Guernsey
Investments (Guernsey) Limited

Four Seasons Health Care              4470724                  England
(Capital) Limited

Delta I Acquisition, LLC                N/A                    Delaware

Delta I Acquisition, Inc.               N/A                    Delaware

Four Seasons Group Limited             1637                    Isle of Man

                               PART 3 - INVESTORS


                                                         PLACE OF INCORPORATION/
NAME                              REGISTERED NUMBER              ADDRESS

Alchemy Partners Nominees         a company registered      Trafalgar Court
Limited                           in Guernsey with          Lesbanque
(as holder of legal title to      registered no. 32060      Guernsey
Investor Loan Notes and shares
subscribed for pursuant to the
Investment Agreement)

Alchemy Partners (Guernsey)       a company registered      Trafalgar Court
Limited                           in Guernsey with          Lesbanque
(as holder of beneficial title    registered no. 32061      Guernsey
to Investor Loan Notes and
shares subscribed for pursuant
to the Investment Agreement)


Hamilton Anstead                  N/A

                                   SCHEDULE 2
                             CREDITOR ACCESSION DEED
      [referred to in clause 21.2 (Assignments and transfers by Creditors)]


THIS DEED is made on O

BETWEEN:

(1)   O (the "NEW [FINANCE PARTY/HEDGING LENDER/INVESTOR]"); and

(2)   O in its capacity as Security Agent under the Intercreditor Deed.

RECITALS:

(A) This deed is supplemental to an intercreditor deed dated O (the "INTERCREDITOR DEED") between O.

(B) This deed has been entered into to record the accession of the New [Finance Party/Hedging Lender/Investor] as a [Finance Party/Hedging Lender/Investor] under the Intercreditor Deed.

IT IS AGREED as follows:

1.    DEFINITIONS

      Words and expressions defined in the Intercreditor Deed have the same meanings when used in this deed.

2.    ACCESSION OF NEW CREDITOR

2.1 The New [Finance Party/Hedging Lender/Investor] agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of, the Intercreditor Deed as if it had originally been party to the Intercreditor Deed as a [Finance Party/Hedging Lender/Investor].

2.2 The New [Finance Party/Hedging Lender/Investor] confirms that its address details for notices in relation to clause 20 (Notices) are as follows:


      Address:        O
      Facsimile:      O
      Attention of:   O

2.3 The Security Agent for itself and the other parties to this deed other than the New [Finance Party/Hedging Lender/Investor] confirms the acceptance of the New [Finance Party/Hedging Lender/Investor] as a [Finance Party/Hedging Lender/ Investor] for the purposes of the Intercreditor Deed.

3.    COUNTERPARTS

      The deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

4.    LAW

      This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with English law.

IN WITNESS whereof this deed has been duly executed on the date first above written.




                   SIGNATORIES TO THE CREDITOR ACCESSION DEED


THE NEW [FINANCE PARTY/HEDGING LENDER/INVESTOR]

Executed as a deed by                     )
[Name]                                    )
acting by [a director and its             )
secretary/two directors]                  )


Director                  ........................................


Director/Secretary        ........................................



THE SECURITY AGENT

Executed as a deed by                     )
[NAME] acting by                          )
[a director and its                       )
secretary/two directors]                  )


Director                  ........................................


Director/Secretary        ........................................

                                   SCHEDULE 3
                             OBLIGOR ACCESSION DEED
            [referred to in clauses 21.3 (Accession of New Obligors)
               and 21.4 (Accession of New Intra-Group Creditors)]


THIS DEED is made on O BY O (the "NEW OBLIGOR").

RECITAL:

(A) This deed is supplemental to an intercreditor deed dated O (the "INTERCREDITOR DEED") between O

(B) This deed has been entered into to record the accession of the New Obligor as an [Obligor/Intra-Group Creditor] under the Intercreditor Deed.

IT IS AGREED as follows:

1.    DEFINITIONS

      Words and expressions defined in the Intercreditor Deed have the same meanings when used in this deed.

2.    ACCESSION OF NEW OBLIGOR

2.1 The New Obligor agrees to become, with immediate effect, a party to, and agrees to be bound by the terms of the Intercreditor Deed as if it had originally been party to the Intercreditor Deed as an [Obligor/Intra-Group Creditor].

2.2 The New Obligor confirms that its address details for notices in relation to clause 20 (Notices) are as follows:


      Address:            O
      Facsimile:          O
      Attention of:       O

3.    FINANCIAL ASSISTANCE

      Until all necessary financial assistance procedures have been completed nothing in the Intercreditor Deed will require the New Obligor to take or refrain from taking any action, or exercising any powers which would otherwise constitute unlawful financial assistance pursuant to [ARTICLE 58 OF THE COMPANIES (JERSEY) LAW 1991, AS AMENDED](1)

4.    LAW

      This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed) shall be governed by and construed in accordance with English law.





-----------
(1) Only applicable to Obligors incorporated in Jersey.

5.    COUNTERPARTS

      This deed may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one instrument.


IN WITNESS whereof this deed has been duly executed on the date first above written.

Executed as a deed by                     )
[NAME]                                    )
acting by [a director and its             )
secretary/two directors]                  )


Director                  ........................................


Director/Secretary        ........................................

                      SIGNATORIES TO THE INTERCREDITOR DEED


THE OBLIGORS

Executed as a deed by                     )
FOUR SEASONS HEALTH CARE                  )
LIMITED                                   )
acting by a director and its              )
secretary/two directors                   )

Director          HAMILTON ANSTEAD

Director          GRAEME WILLIS

NOTICE DETAILS

Address:          Four Seasons Health Care Limited
                  C/o Alchemy Partners
                  20 Bedfordbury
                  London WC2N 4BL

Facsimile:        020 7240 9594
Attention:        Martin Bolland

Copied to:

Address:          Four Seasons Health Care Limited
                  Emerson Court
                  Alderley Road
                  Wilmslow
                  Cheshire SK9 1NX

Facsimile:        01625 417801
Attention:        Graeme Willis

Executed as a deed by                     )
FOUR SEASONS HEALTH CARE                  )
INVESTMENTS LIMITED                       )
acting by a director and its              )
secretary/two directors                   )

Director           HAMILTON ANSTEAD

Director           GRAEME WILLIS

NOTICE DETAILS

As per Four Seasons Health Care Limited

Executed as a deed by                     )
FOUR SEASONS HEALTH CARE                  )
HOLDINGS PLC                              )
acting by a director and its              )
secretary/two directors                   )

Director          HAMILTON ANSTEAD


Director          GRAEME WILLIS

NOTICE DETAILS

As per Four Seasons Health Care Limited

Executed as a deed by                     )
PRINCIPAL HEALTHCARE                      )
FINANCE HOLDINGS (GUERNSEY)               )
LIMITED                                   )
acting by a director and its              )
secretary/two directors                   )

Director          PAUL GUILBERT

Secretary         SHANE CONWAY

NOTICE DETAILS

Address: Principal Healthcare Finance Holdings (Guernsey) Limited C/o Alchemy Partners
                  Guernsey International Fund Management
                  PO Box 255
                  Trafalgar Court
                  Lesbanque
                  Guernsey

Facsimile:        01481 219 843
Attention:        Paul Guilbert

Executed as a deed by                     )
PRINCIPAL HEALTHCARE                      )
FINANCE INVESTMENTS                       )
(GUERNSEY) LIMITED                        )
acting by a director and its              )
secretary/two directors                   )

Director          PAUL GUILBERT

Director          SHANE CONWAY

NOTICE DETAILS

As per Principal Healthcare Finance Holdings (Guernsey) Limited

Executed as a deed by                     )
FOUR SEASONS HEALTH CARE                  )
(CAPITAL) LIMITED                         )
acting by a director and its              )
secretary/two directors                   )


Director          HAMILTON ANSTEAD


Director          GRAEME WILLIS

NOTICE DETAILS

As per Four Seasons Health Care Limited

Executed as a deed by                     )
DELTA I ACQUISITION, LLC                  )
acting by a director and its              )
secretary/two directors                   )

Director          HAMILTON ANSTEAD

Director          GRAEME WILLIS

NOTICE DETAILS

Address: Principal Healthcare Finance Holdings (Guernsey) Limited c/o Alchemy Partners
                  Guernsey International Fund Management
                  PO Box 255
                  Trafalgar Court
                  Lesbanque
                  Guernsey

Facsimile:        01481 219 843
Attention:        Paul Guilbert

Executed as a deed by                     )
DELTA I ACQUISITION, INC.                 )
acting by a director and its              )
secretary/two directors                   )

Director          PAUL GUILBERT

Director          LAURENCE  McNAIRN

NOTICE DETAILS

As per Delta I Acquisition, LLC

Executed as a deed by                     )
FOUR SEASONS GROUP LIMITED                )
acting by a director and its              )
secretary/two directors                   )


Director          HAMILTON ANSTEAD


Director          GRAEME WILLIS

NOTICE DETAILS

Address:          Four Seasons Group Limited
                  Saddle Mews Nursing Home
                  Saddle Mews Village
                  Groves Road
                  Douglas
                  Isle of Man

Facsimile:        01625 417 801
Attention:        Company Secretary

Copied to:

Address:          Four Seasons Health Care Limited
                  C/o Alchemy Partners
                  20 Bedfordbury
                  London WC2N 4BL

Facsimile:        020 7240 9594
Attention:        Martin Bolland


Address:          Four Seasons Health Care Limited
                  Emerson Court
                  Alderley Road
                  Wilmslow
                  Cheshire SK9 1NX

Facsimile:        01625 417801
Attention:        Graeme Willis

THE ORIGINAL LENDER

Executed as a deed by                     )
BARCLAYS BANK PLC                         )
acting by its attorney under a            )
power of attorney                         )
                                          )

Attorney:                                 GORDON WATTERS

Witnessed by:                             NICHOLAS LEES
                                          Trainee Solicitor
                                          Ashurst Morris Crisp

NOTICE DETAILS

Address:          54 Lombard Street
                  London EC3P 3AH

Facsimile:        020 7699 2770
Attention:        Robbie O'Sullivan

THE FACILITY AGENT AND SECURITY AGENT

Executed as a deed by                     )
BARCLAYS BANK PLC                         )
acting by its attorney under a            )
power of attorney                         )
                                          )

Attorney:                                 GORDON WATTERS

Witnessed by:                             NICHOLAS LEES
                                          Trainee Solicitor
                                          Ashurst Morris Crisp
                                          5 Appold Street, London

NOTICE DETAILS

Address:          Agency Division
                  Barclays Capital
                  5 The North Colonnade
                  Canary Wharf
                  London E14 4BB

Facsimile:        020 7773 4893
Attention:        Frank Rogers

THE INVESTORS

Executed as a deed by                     )
ALCHEMY PARTNERS                          )
NOMINEES LIMITED                          )
acting by a director and its              )
secretary/two directors                   )

Director          PAUL GUILBERT

Secretary         SHANE CONWAY

NOTICE DETAILS

Address:          Trafalgar Court
                  Lesbanque
                  Guernsey

Facsimile:        01481 219 843
Attention of:     Paul Guilbert

Executed as a deed by                     )
ALCHEMY PARTNERS                          )
(GUERNSEY) LIMITED                        )
acting by a director and its              )
secretary/two directors                   )

Director          PAUL GUILBERT

Secretary         SHANE CONWAY

NOTICE DETAILS

Address:          Trafalgar Court
                  Lesbanque
                  Guernsey

Facsimile:        01481 219 843
Attention of:     Paul Guilbert

Executed as a deed by                     )
HAMILTON ANSTEAD                          )          HAMILTON ANSTEAD

                                                     Witnessed by:

                                                     JATINDER BAINS
                                                     Solicitor, Macfarlanes
                                                     10 Norwich Street, London

NOTICE DETAILS

Address:          Four Seasons Health Care Limited
                  Emerson Court
                  Alderley Road
                  Wilmslow
                  Cheshire SK9 1NX

Facsimile:        01625 417 801